As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-92132

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2013874
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11600 Sallie Mae Drive

Reston, Virginia 20193

(Address of Principal Executive Offices Including Zip Code)

SLM CORPORATION DIRECTORS STOCK PLAN

(Full Title of the Plan)

Copies to:
Robert S. Lavet, Esq. General Counsel SLM CORPORATION 11600 Sallie Mae Drive Reston, Virginia 21093	Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(703) 810-3000

(Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-92132) (the “Registration Statement”) of SLM Corporation (formerly USA Education, Inc. and formerly SLM Holding Corporation) (the “Company”), a Delaware corporation, which was filed with the Securities and Exchange Commission and became effective on July 9, 2002. The Registration Statement registered 10,500,000 shares (taking into account subsequent stock splits) of the Company’s Common Stock for offering under the SLM Corporation Board of Directors Stock Plan (the “Plan”).

In accordance with the undertakings contained in Part II of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove from registration 1,200,000 shares that were registered to be offered under the Plan. This action is necessary because on May 19, 2005, the Plan was amended to decrease by 1,200,000 shares the shares authorized to be issued under the Plan.

[SIGNATURES ON THE NEXT PAGE]

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement 333-92132 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 26th day of May, 2005.

SLM CORPORATION

By:	/s/ Mike Sheehan
Name:	Mike Sheehan
Title:	Vice President and Deputy General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title
*	Chief Executive Officer (Principal Executive Officer) and Director
Albert L. Lord

/s/ John F. Remondi	Executive Vice President, Finance (Principal Financial Officer)
John F. Remondi

/s/ C.E. Andrews	Executive Vice President, Accounting and Risk Management (Principal Accounting Officer)
C.E. Andrews

*	Director
Charles L. Daley

*	Director
William M. Diefenderfer, III

3

*	President and Chief Operating Officer and Director
Thomas J. Fitzpatrick

*	Director
Diane Suitt Gilleland

*	Director
Earl A. Goode

*	Director
Ann Torre Grant

*	Director
Ronald F. Hunt

*	Director
Benjamin J. Lambert, III

*	Director
Barry A. Munitz

*	Director
A. Alexander Porter, Jr.

*	Director
Wolfgang Schoellkopf

*	Director
Steven L. Shapiro

*	Director
Barry L. Williams

*By:	/s/ Mike Sheehan
Mike Sheehan
Attorney-in-Fact

Date:	May 26, 2005

4